Vinson & Elkins

June 16, 2006


Atlas Pipeline Holdings, L.P.
311 Rouser Road
Moon Township, Pennsylvania 15108

Ladies and Gentlemen:

         We have acted as counsel to Atlas Pipeline Holdings, L.P., a Delaware limited partnership (the "Partnership"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale of up to an aggregate of 4,140,000 common units representing limited partner interests in the Partnership (the "Common Units").

         We are rendering this opinion as of the time the Registration Statement (defined below) becomes effective in accordance with Section 8(a) of the Securities Act.

         As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

         Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act.

2. The Common Units, when issued and delivered on behalf of the Partnership against payment therefor as described in the Partnership's Registration Statement on Form S-1 (File No. 333-130999), as amended, to which this opinion is an exhibit and relating to the Common Units (the "Registration Statement"), will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the reference to us under the heading "Validity of the Common Units" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

VINSON & ELKINS LLP ATTORNEYS AT LAW Austin Beijing Dallas Dubai      666 Fifth Avenue, 26th Floor, New York, NY 10103-0040
Houston London Moscow New York Shanghai Tokyo Washington              TEL 212.237.0000 FAX 212.237.0100 WWW.VELAW.COM

V&E

         The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the Revised Uniform Limited Partnership Act of the State of Delaware and the Constitution of the State of Delaware, each as interpreted by the courts of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.



                                                     Very truly yours,



                                                     VINSON & ELKINS L.L.P.


VINSON & ELKINS LLP ATTORNEYS AT LAW Austin Beijing Dallas Dubai      666 Fifth Avenue, 26th Floor, New York, NY 10103-0040
Houston London Moscow New York Shanghai Tokyo Washington              TEL 212.237.0000 FAX 212.237.0100 WWW.VELAW.COM